Exhibit 99.1

B&G Foods to Sell Pirate’s Booty to The Hershey Company

for $420.0 Million

Parsippany, N.J., September 12, 2018—B&G Foods, Inc. (NYSE: BGS) announced today that it has entered into an agreement to sell the Pirate Brands business, including the Pirate’s Booty, Smart Puffs and Original Tings brands, to The Hershey Company for approximately $420.0 million in cash, subject to customary closing and post-closing adjustments.

“Pirate Brands is a terrific business that has performed very well for us and we believe it will continue to thrive under the ownership of The Hershey Company,” stated Robert C. Cantwell, President and Chief Executive Officer of B&G Foods.  “The transaction we are announcing today is a great example of our ability to create meaningful shareholder value through accretive M&A by acquiring and investing in on-trend food brands.  We acquired Pirate Brands in 2013 for approximately $195 million and thanks to the passion, creativity and hard work of our dedicated team of employees, we have more than doubled the value of the business in five short years, creating tremendous value for our shareholders.”

Mr. Cantwell continued, “One of my biggest goals as CEO has been to ensure that B&G Foods remains ready and able to continue our acquisition strategy.  By selling Pirate Brands at a very attractive multiple and using the net proceeds to reduce long-term debt, we will significantly reduce our leverage, which positions us very well for future acquisitions.”

B&G Foods intends to use the net proceeds from the sale for the repayment of long-term debt and possible acquisitions.  B&G Foods expects the sale to close in the fourth quarter of 2018, subject to regulatory approval and the satisfaction of customary closing conditions.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico.  With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including Back to Nature, B&G, B&M, Cream of Wheat, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, Mrs. Dash, New York Style, Ortega, Pirate’s Booty, Polaner, SnackWell’s, Spice Islands, and Victoria, there’s a little something for everyone.  For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Factors that may affect actual results include, without limitation, statements related to the planned sale of Pirate Brands, including the receipt of regulatory approval and the satisfaction of other closing conditions, and the timing thereof and statements related to deleveraging and our ability to continue our acquisition strategy.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2017 filed on March 1, 2018 and in its subsequent reports on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Dara Dierks 866-211-8151	Media Relations: ICR, Inc. Matt Lindberg 203-682-8214